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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of ASI Solutions Incorporated on Forms S-8 (Nos. 333-36513, 333-36511 and 333-36509) of our report dated May 12, 2000, on our audits of the consolidated financial statements of ASI Solutions, Incorporated as of March 31, 2000 and 1999 and for the years ended March 31, 2000, 1999 and 1998, which report is included in this Annual Report on Form 10-K.


                                                 PricewaterhouseCoopers LLP

New York, New York
May 12, 2000